UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

July 25, 2016
____________________

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WEC ENERGY GROUP, INC.	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04  TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

On July 25, 2016, WEC Energy Group, Inc. (“WEC Energy”) received a notice from the plan administrator of the legacy Integrys Energy Group, Inc. 401(k) Plans and Employee Stock Ownership Plans (collectively, the “Plans”) pursuant to Section 101(i)(2)(E) of the Employee Retirement Security Act of 1974 regarding a blackout period (the “Blackout Period”) under the Plans. The Blackout Period is required because the Plans are making certain administrative changes, including changing the trustee and recordkeeper of the Plans.

During the Blackout Period, Plan participants will be unable to engage in transactions involving the assets held in their Plan accounts, including changing contribution rates, directing or diversifying investments (including investments in WEC Energy common shares), or obtaining a Plan loan, withdrawal or distribution.

As described more fully in the Notice, the Blackout Period is expected to begin on September 6, 2016 at 4:00 p.m., EST and end during the week of September 25, 2016. During the Blackout Period and for two years after the ending date of the Blackout Period, a security holder or other interested person may obtain, without charge, the actual beginning and ending dates of the Blackout Period, by submitting a request to WEC Energy Group, Inc., 231 West Michigan Street, Milwaukee, Wisconsin 53203, Attn: Lisa George, Director Total Rewards; (414) 221-2345.

On July 28, 2016, WEC Energy sent an appropriate notice to its directors and executive officers (the “Notice”) informing them of the Blackout Period and the restrictions on trading in WEC Energy common shares (including with respect to derivatives) that apply to them during the Blackout Period, pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR. A copy of the Notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit
99.1	Notice provided to directors and executive officers of WEC Energy Group, Inc. on July 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEC ENERGY GROUP, INC.
(Registrant)

/s/ William J. Guc
Date: July 29, 2016	William J. Guc -- Vice President and Controller

3